As filed with the Securities and Exchange Commission on December 17, 2024

Registration No. 333-186916

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MACERICH COMPANY

(Exact name of registrant as specified in its charter)

Maryland	95-4448705
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

(Address of principal executive offices, including zip code)

THE MACERICH PROPERTY MANAGEMENT COMPANY 401(K) PROFIT SHARING PLAN

(Full title of the plan)

Ann C. Menard

Senior Executive Vice President,

Chief Legal Officer and Secretary

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

(310) 394-6000

(Name and address of agent for service; telephone number, including area code, of agent for service)

Copies to:

Ettore A. Santucci, Esq.

David H. Roberts, Esq.

Caitlin R. Tompkins, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Tel: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Macerich Company (the “Company”) hereby amends its Registration Statement on Form S-8 (File No. 333-186916), which was filed on February 27, 2013 (the “Registration Statement”), by filing this Post-Effective Amendment No. 1 on Form S-8 (“Post-Effective Amendment”) relating to shares of the Company’s common stock, par value $0.01 per share, that were issuable under The Macerich Property Management Company 401(k) Profit Sharing Plan (the “Plan”). The Company is no longer offering its securities under the Plan.

This Post-Effective Amendment is being filed in order to deregister any securities registered that remain unsold or unissued under the Plan, and to terminate the Registration Statement as to such securities. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration all of the securities registered under the Registration Statement which are issuable pursuant to the Plan and remain unsold as of December 17, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 17th day of December, 2024.

THE MACERICH COMPANY

By:	/s/ DANIEL E. SWANSTROM II
Daniel E. Swanstrom II
Senior Executive Vice President,
Chief Financial Officer and Treasurer

Note: No other person is required to sign this Post-Effective Amendment on behalf of the registrant in reliance upon Rule 478 under the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933, the trustees of the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on December 17, 2024.

THE MACERICH PROPERTY MANAGEMENT COMPANY 401(K) PROFIT SHARING PLAN

By:	/s/ Olivia B. Leigh
Olivia B. Leigh
Trustee

By:	/s/ Cory Scott
Cory Scott
Trustee

By:	/s/ Christopher Zecchini
Christopher Zecchini
Trustee

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